EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157760-03 on Form S-3 of our report dated September 28, 2009, relating to the financial statements of Ferrellgas Partners Finance Corp. appearing in this Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2009.

Kansas City, Missouri

September 28, 2009